Exhibit 10.1.2

AMENDMENT NO. 1
TO THE EQUITY AND ASSET PURCHASE AGREEMENT

AMENDMENT NO. 1 TO THE EQUITY AND ASSET PURCHASE AGREEMENT (this “Amendment”), dated as of October 4, 2019 (the “Amendment Effective Date”), by and among (a) RAIT Financial Trust, a Maryland real estate investment trust (“RAIT Parent”), RAIT General, Inc., a Maryland corporation (“RAIT General”), RAIT Limited, Inc., a Maryland corporation (“RAIT Limited”), and Taberna Realty Finance Trust, a Maryland real estate investment trust (“Taberna Realty” and, together with RAIT Parent, RAIT General and RAIT Limited, collectively, “Sellers” and each, a “Seller”); and (b) CF RFP Holdings LLC, a Delaware limited liability company (“Buyer”). Sellers and Buyer are referred to herein collectively as the “Parties” and individually as a “Party”.

W I T N E S S E T H:

WHEREAS, the Parties entered into an Equity and Asset Purchase Agreement, dated as of August 30, 2019 (the “Purchase Agreement”); and

WHEREAS, the Parties desire to amend the Purchase Agreement in accordance with Section 8.2 of the Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby agree as follows:

1.Defined Terms.  Unless otherwise defined herein, terms used in this Amendment which are defined in the Purchase Agreement are used herein as defined in the Purchase Agreement.

2.Amendments.  Each of the Parties hereby agrees that, effective as of the Amendment Effective Date, the Purchase Agreement is amended as follows:

(a)Section 1.1 of the Purchase Agreement shall be amended by adding the following new defined terms in the appropriate alphabetical order:

““Additional Deposit” has the meaning set forth in Section 2.3(a) hereof.”

““Amendment No. 1 Effective Date” means October 4, 2019.”

““Specified New/Modified Lease” means any new, renewed, modified or amended lease with respect to Owned Real Property or Leased Real Property that is entered into by an Acquired RAIT Entity after the Amendment No. 1 Effective Date and prior to the Closing Date with the prior written consent of Buyer, but only if Buyer has expressly agreed in writing to treat such new, renewed, modified or amended lease as a “Specified New/Modified Lease” for purposes of this Agreement (it being understood that in connection with any request by any Seller for any proposed new, renewed, modified or amended lease to be treated as a “Specified New/Modified Lease”, such Seller shall provide to Buyer a copy of such

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proposed new, renewed, modified or amended lease (or, in the case of an amendment to an existing lease, a copy of such amendment) that is in substantially final form).”

““Specified New/Modified Lease Expenses” means payments (a) due to commercial real estate brokers in respect of broker’s fees or commissions in connection with any Specified New/Modified Lease or (b) in respect of tenant and/or landlord improvements, in each case, that an Acquired RAIT Entity has agreed to make in connection with any Specified New/Modified Lease, to the extent set forth in such Specified New/Modified Lease.”

““Specified Payments” means payments made by an Acquired RAIT Entity after the Amendment No. 1 Effective Date and prior to the Closing Date in respect of Specified New/Modified Lease Expenses, but in each case only to the extent Buyer expressly agrees in writing, either at the time Buyer agrees to treat the new, renewed, modified or amended lease to which any such payment relates as a Specified New/Modified Lease or at any time thereafter prior to the date such payment is made by the applicable Acquired RAIT Entity, to bear the cost of such payment if the Closing occurs.”

““Unapproved Liabilities” means any liabilities incurred by the Acquired RAIT Entities after the Amendment No. 1 Effective Date and prior to the Closing Date (to the extent such liabilities have not been paid, satisfied or otherwise discharged prior to the Closing Date), pursuant to any new, renewed, modified or amended leases that are entered into after the Amendment No. 1 Effective Date and that are not Specified New/Modified Leases, for payments (a) due to commercial real estate brokers in respect of broker’s fees or commissions with respect to such new, renewed, modified or amended leases or (b) in respect of tenant and/or landlord improvements with respect to such new, renewed, modified or amended leases.”

(b)Section 2.1(a)(iii) of the Purchase Agreement shall be amended by deleting the reference to “Schedule 2.1(a)(iii)” and substituting in lieu thereof “Exhibit D”.

(c)Exhibit D to this Amendment (which the Parties acknowledge is identical to Schedule 2.1(a)(iii) to the Purchase Agreement) is hereby added as new Exhibit D to the Purchase Agreement.

(d)Section 2.3(a) of the Purchase Agreement shall be amended and restated in its entirety to read as follows:

“Concurrently with the execution of this Agreement, Buyer, RAIT Parent (on behalf of Sellers) and the Escrow Agent shall execute and deliver the Deposit Escrow Agreement and within two (2) Business Days thereof Buyer shall deposit with the Escrow Agent an amount equal to $8,721,000 as an earnest money deposit (including all interest and other earnings accrued thereon, if any, the “Deposit”). In

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addition, if, after the conclusion of the Auction (as defined in the Bidding Procedures) Buyer is the Winning Bidder, or Buyer agrees to serve as the Back-Up Bidder, on the terms set forth in this Agreement, or if there is no Auction, Buyer shall deposit with the Escrow Agent an additional $8,721,000 (including all interest and other earnings accrued thereon, if any, the “Additional Deposit”) prior to the commencement of the Sale Hearing (as defined in the Bidding Procedures). Once funded, the Additional Deposit shall constitute a part of the Deposit and shall be held and applied in accordance with the terms of the Deposit Escrow Agreement (it being agreed that, if requested by the Escrow Agent or any of the Parties, the Deposit Escrow Agreement shall be amended at the time of Buyer’s deposit of the Additional Deposit to the extent reasonably necessary to provide for the Additional Deposit to become part of the Deposit and to be held and applied in accordance with the terms set forth in the Deposit Escrow Agreement (whereupon all references in this Agreement to the Deposit Escrow Agreement shall be deemed references to the Deposit Escrow Agreement as so amended)).  Except as otherwise expressly set forth herein and in the Deposit Escrow Agreement, the Deposit (including the Additional Deposit, if any) shall be applied against the Purchase Price on the Closing Date. The Deposit (including the Additional Deposit, if any) shall be held in escrow and disbursed by the Escrow Agent pursuant to the terms of the Deposit Escrow Agreement.  Under no circumstances shall any portion of the Deposit (including the Additional Deposit, if any) be deemed property of the Debtors’ Chapter 11 estate under Section 541 of the Bankruptcy Code unless and until the Deposit is delivered or required to be delivered to Sellers in accordance with the terms of this Agreement and the Deposit Escrow Agreement.

(e)Section 2.4 of the Purchase Agreement shall be amended and restated in its entirety to read as follows:

“Section 2.4  Consideration.  The consideration for the Purchased Assets shall be (i) an aggregate amount equal to: (a) the Base Purchase Price, plus (b) the Closing Date Cash Amount, minus (c) the Interim Cash Receipts Amount, plus (d) the Excluded Cash Receipts Amount, minus (e) the Retained Cash Amount, minus (f) the amount of any Cure Amounts payable by Buyer pursuant to Section 2.2, minus (g) the aggregate amount of any Unapproved Liabilities, if any, plus (h) the aggregate amount of any Specified Payments (the amount so calculated, the “Purchase Price”), plus (ii) the assumption by Buyer of the Assumed Liabilities, if any. Subject to the terms and conditions of this Agreement, in consideration for the Acquired Equity Interests and other Purchased Assets, at the Closing, Buyer shall (i) pay the Purchase Price (inclusive of the Deposit, which the Escrow Agent shall release at the Closing to RAIT Parent pursuant to the terms of the Deposit Escrow Agreement and joint written instructions delivered by RAIT Parent and Buyer to the Escrow Agent), less the amount of the Tax Indemnity Amount to be deposited with the Escrow Agent as provided in Section 2.3(b), to RAIT Parent and/or such other Seller as may be applicable (as specified by RAIT Parent), by wire transfer in immediately available funds to one or more accounts designated by RAIT Parent at

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least two (2) Business Days before the Closing Date and (ii) assume the Assumed Liabilities, if any.”

(f)Section 2.6(a) of the Purchase Agreement shall be amended and restated in its entirety to read as follows:

“No later than three (3) Business Days prior to the anticipated Closing Date, RAIT Parent shall deliver to Buyer a statement (the “Pre-Closing Statement”), along with reasonably detailed information and supporting documentation, setting forth RAIT Parent’s good faith estimates of (i) the Closing Date Cash Amount, (ii) the Interim Cash Receipts Amount, (iii) the Excluded Cash Receipts Amount, (iv) the Retained Cash Amount, (v) the Cure Amounts payable by Buyer, (vi) the amount of the Specified Payments, if any, (vii) the amount of the Unapproved Liabilities, if any, and (viii) the amount of the Purchase Price (the “Estimated Purchase Price”). Such Pre-Closing Statement shall be certified by a financial officer of RAIT Parent on behalf of RAIT Parent to be true and complete. Following the delivery of the Pre-Closing Statement until the delivery of the Closing Statement, RAIT Parent shall (A) permit Buyer to have reasonable access during normal business hours to the finance personnel and accountants of RAIT Parent and the other RAIT Entities and the books and records of the RAIT Entities that are relevant to the calculation of the Estimated Purchase Price and each component thereof as set forth in the Pre-Closing Statement and (B) consider in good faith any of Buyer’s comments, and use commercially reasonable efforts to respond to Buyer’s questions, relating to the calculation of the Estimated Purchase Price and each component thereof as set forth in the Pre-Closing Statement, and Buyer’s proposed changes to the Estimated Purchase Price and each component thereof as set forth in the Pre-Closing Statement.  RAIT Parent and Buyer shall agree in good faith as to the Estimated Purchase Price and RAIT Parent shall update the Pre-Closing Statement to reflect any agreed changes thereto.”

(g)Section 2.6(b) of the Purchase Agreement shall be amended and restated in its entirety to read as follows:

“One (1) day prior to the anticipated Closing Date, RAIT Parent shall deliver to Buyer a final statement (the “Closing Statement”), along with reasonably detailed information and supporting documentation, setting forth (i) the calculated Closing Date Cash Amount, (ii) the calculated Interim Cash Receipts Amount, (iii) the calculated Excluded Cash Receipts Amount, (iv) the Retained Cash Amount, (v) the calculated Cure Amounts payable by Buyer, (vi) the calculated amount of the Specified Payments, if any, (vii) the calculated amount of the Unapproved Liabilities, if any, and (viii) the calculated amount of the Purchase Price.  Such Closing Statement shall be certified by a financial officer of RAIT Parent on behalf of RAIT Parent to be true and complete. Following the delivery of the Closing Statement until the Closing, RAIT Parent shall (A) permit Buyer to have reasonable access during normal business hours to the finance personnel and accountants of RAIT Parent and the other RAIT Entities and the books and records of the RAIT

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Entities that are relevant to the calculation of the Purchase Price and each component thereof as set forth in the Closing Statement, and (B) consider in good faith any of Buyer’s comments, and use commercially reasonable efforts to respond to Buyer’s questions, relating to the calculation of the Purchase Price and each component thereof as set forth in the Closing Statement, and Buyer’s proposed changes to the Purchase Price and each component thereof as set forth in the Closing Statement. RAIT Parent and Buyer shall agree in good faith as to the Purchase Price and RAIT Parent shall update the Closing Statement prior to the Closing to reflect any agreed changes thereto.”

(h)Section 2.8(a)(vi) of the Purchase Agreement shall be amended by deleting the reference to “Schedule 3.22” and substituting in lieu thereof “Exhibit E”.

(i)Exhibit E to this Amendment is hereby added as new Exhibit E to the Purchase Agreement.

(j)Section 2.8(a) of the Purchase Agreement shall be further amended by deleting clause (xvii) of such Section and substituting the following:

“(xvii) copies of any executed Specified New/Modified Leases, to the extent not previously provided to Buyer; and

“(xviii) such other duly executed documents, instruments and certificates as may be necessary to be delivered by the RAIT Entities pursuant to this Agreement or the other Definitive Documents or as may be reasonably requested by Buyer.”

(k)Article VI of the Purchase Agreement shall be amended by adding the following new “Section 6.4”:

“Section 6.4Proposed New or Modified Leases.

(a) Notwithstanding anything to the contrary in this Article VI or in any other section of this Agreement, Buyer acknowledges that if Buyer does not agree to treat any proposed new, renewed, modified or amended lease with respect to Owned Real Property or Leased Real Property that is presented by a Seller to Buyer with a request for Buyer’s consent thereto (accompanied by a copy of such new, renewed, modified or amended lease (or, in the case of an amendment to an existing lease, a copy of such amendment) as set forth in the parenthetical in the definition of “Specified New/Modified Lease”), as a Specified New/Modified Lease, and the applicable Acquired RAIT Entity elects not to enter into such proposed new, renewed, modified or amended lease, then any events or consequences to the extent arising directly as a result of such Acquired RAIT Entity’s determination not to enter into such proposed new, renewed, modified or amended lease, will not be deemed to constitute a breach of, or failure to comply with, any representation, warranty, covenant or condition set forth in this Agreement.

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(b) Notwithstanding anything to the contrary in this Article VI or in any other section of this Agreement, Buyer acknowledges that if Buyer agrees to treat any proposed new, renewed, modified or amended lease with respect to Owned Real Property or Leased Real Property as a Specified New/Modified Lease but does not agree to treat as “Specified Payments” certain of the Specified New/Modified Lease Expenses coming due prior to the Closing Date with respect to such Specified New/Modified Lease, then in the event the applicable Acquired RAIT Entity thereafter fails to pay when due such portion of such Specified New/Modified Lease Expenses that does not constitute a Specified Payment with respect to such Specified New/Modified Lease, the non-payment by the applicable Acquired RAIT Entity of such portion of such Specified New/Modified Lease Expenses that does not constitute a Specified Payment, and any events or consequences to the extent arising directly as a result of such non-payment of the portion of such Specified New/Modified Lease Expenses that does not constitute a Specified Payment, including without limitation lease defaults, loan defaults, Actions and the attachment of Liens and the like, will not be deemed to constitute a breach of, or failure to comply with, any representation, warranty, covenant or condition set forth in this Agreement.”

(l)Section 7.2(g) of the Purchase Agreement shall be amended and restated in its entirety to read as follows:

“Buyer fails to deliver to the Escrow Agent in accordance with Section 2.3(a) either (i) the portion of the Deposit required to be delivered to the Escrow Agent within two (2) Business Days of the execution of this Agreement or (ii) if, after the conclusion of the Auction, Buyer is the Winning Bidder, or Buyer agrees to serve as the Back-Up Bidder, or if there is no Auction, the Additional Deposit prior to the commencement of the Sale Hearing;”

(m)The Schedules shall be amended to remove Schedule 2.1(a)(iii) in its entirety.

3.Effectiveness.  The amendments set forth in this Amendment shall become effective as of the Amendment Effective Date, subject to execution and delivery of this Amendment by each of the Parties.

4.Miscellaneous.

(a)Except as expressly provided herein, this Amendment shall not, by implication or otherwise, alter, modify, amend or in any way affect any of the obligations, covenants or rights (including, without limitation, rights to terminate the Purchase Agreement) contained in the Purchase Agreement, all of which are ratified and confirmed in all respects by the Parties and shall continue in full force and effect.

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(b)Each reference to the Purchase Agreement hereafter made in any document, agreement, instrument, notice or communication shall mean and be a reference to the Purchase Agreement as amended and modified hereby.

(c)THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISIONS THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

(d)The Section captions herein are for convenience of reference only, do not constitute part of this Amendment and shall not be deemed to limit or otherwise affect any of the provisions hereof.

(e)This Amendment, together with the Purchase Agreement and the other Definitive Documents, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the Parties with respect to such subject matter.

(f)For the convenience of the Parties, this Amendment may be executed and delivered (by facsimile or PDF signature) in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

(g)If any term, condition or other provision of this Amendment is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a manner adverse to any Party.  Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Amendment so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

(h)The words “include,” includes” and “including,” when used herein shall be deemed in each case to be followed by the words “without limitation” (regardless of whether such words or similar words actually appear).  Any reference in this Amendment to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.  The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Amendment as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

(i)The Parties agree that they have been represented by legal counsel during the negotiation and execution of this Amendment and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

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[Remainder of Page Intentionally Left Blank.]

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IN WITNESS WHEREOF, each Party has caused this Amendment No. 1 to the Equity and Asset Purchase Agreement to be duly executed and delivered as of the date first above written.

RAIT FINANCIAL TRUST

By:	/s/ Jamie Reyle, Esq.
	Name:	Jamie Reyle, Esq.
	Title:	Chief Executive Officer, President & General Counsel

RAIT General, Inc.

By:	/s/ Jamie Reyle, Esq.
	Name:	Jamie Reyle, Esq.
	Title:	Chief Executive Officer, President & General Counsel

RAIT Limited, Inc.

By:	/s/ Jamie Reyle, Esq.
	Name:	Jamie Reyle, Esq.
	Title:	Chief Executive Officer, President & General Counsel

Taberna Realty Finance Trust

By:	/s/ Jamie Reyle, Esq.
	Name:	Jamie Reyle, Esq.
	Title:	Chief Executive Officer, President & General Counsel

[Signature Page to Amendment No. 1 to the Equity and Asset Purchase Agreement]

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CF RFP HOLDINGS LLC

By:	/s/ Constantine M. Dakolias
	Name:	Constantine M. Dakolias
	Title:	President

[Signature Page to Amendment No. 1 to the Equity and Asset Purchase Agreement]

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List of Omitted Exhibits

The following exhibit to the Amendment No. 1 to the Equity and Asset Purchase Agreement, dated October 4, 2019, by and among RAIT Financial Trust, RAIT General, Inc., RAIT Limited, Inc., and Taberna Realty Finance Trust, as Sellers, and CF RFP Holdings LLC, as Buyer, has not been provided herein:

Exhibit E – Required Consents, Waivers and Approvals

The registrant hereby undertakes to furnish supplementally a copy of such omitted exhibit to the Securities and Exchange Commission upon request.

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Exhibit D

Acquired Assets

1.	CDO I Notes F, G and H owned by any Seller.
2.

The “A” Participation Interest, as such term is defined in that certain Participation and Servicing Agreement, dated as of June 27, 2012, among RAIT Partnership, L.P., as initial holder, RAIT Partnership, L.P., as initial A Participant, and RAIT Partnership, L.P., as initial B Participant, governing the participation of that certain mortgage loan made by RAIT Partnership, L.P. to M&R Glen Oak Commons LLC, evidenced by that certain “A” Participation Certificate dated December 17, 2018, acknowledging Taberna Realty Finance Trust as 100% holder of the A Participation Interest pursuant to that certain Assignment and Assumption of “A” Participation Interest from RAIT Preferred Funding II, Ltd. to Taberna Realty Finance Trust, dated December 17, 2018.

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